Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Forge Global Holdings, Inc. 2022 Stock Option and Incentive Plan of our report dated March 6, 2025, with respect to the consolidated financial statements of Forge Global Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
January 30, 2026